EXHIBIT 99.1


                                                       April 21, 2004

                            NORTHERN STATES FINANCIAL
                     FIRST QUARTER NET INCOME UP 20 PERCENT


                           INCREASED DIVIDEND DECLARED

         WAUKEGAN, IL, April 21, 2004 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan and First State Bank of Round Lake, today reported an increase in first quarter 2004 earnings over first quarter 2003. Record assets, loans and deposits also were reported.

         Earnings for the first quarter of 2004 were $.39 per share (diluted), or $1,661,000 as compared with $.32 per share (diluted), or $1,382,000 for the first quarter of 2003, an increase of 22 percent in earnings per share. Much of the increase in earnings is attributable to improved net interest income that increased $1,118,000 during the quarter compared with the same period last year. The acquisition of First State Bank of Round Lake by the Company on January 5, 2004, helped increase net interest income due to First State Bank's lower-cost core deposits. First State Bank contributed $.03 to earnings per share during the quarter.

         Assets were the highest in the Company's history, reaching $792 million at March 31, 2004 compared to $690 million at December 31, 2003. Loans also reached a record level, totaling $430 million at March 31, 2004. Deposits, at March 31, 2004, totaled a record $633 million. The growth is attributable to the First State Bank of Round Lake acquisition. First State Bank added $126 million in assets, $70 million in loans and $102 million in deposits to the Company at March 31, 2004. Book value rose to $18.21 per share from $17.50 per share at December 31, 2003. The Company recorded $12,477,000 of goodwill and other intangible assets resulting from the acquisition of First State Bank of Round Lake in the first quarter of 2004.

         The board of directors of the Northern States Financial Corporation has declared a cash dividend that, annualized, would mark the TWENTY-SECOND consecutive year of increases in dividends paid to stockholders and represents a dividend yield of approximately 3.9 percent based on an assumed stock price of $28.00. This declaration is in the amount of $.55 per share payable on June 1, 2004 to stockholders of record at May 14, 2004. This is a 1.9 percent increase to the semi-annual dividend compared with the December 1, 2003 cash dividend of $.54 per share.

                                                     NSFC Press Release
                                                              April 21, 2004

         At March 31, 2004, nonperforming loans and leases totaled $21,761,000 as compared to $19,650,000 at December 31, 2003. During the quarter, the Company charged off $1.5 million of commercial loans that were classified as nonperforming at December 31, 2003. The chargeoffs and the higher level of nonperforming loans and leases resulted in an increased provision for loan and lease losses of $250,000 during the quarter compared with $130,000 for the same quarter of 2003.

         The largest items classified as nonperforming loans and leases are lease pools totaling $11.3 million placed on nonaccrual status at June 30, 2002. These lease pools were purchased in late 2000 and 2001 and are secured by equipment and carry surety bonds that were designed to insure performance. The Company is in the process of seeking to collect on these leases from the sureties through litigation.

         The Company also is carrying a $4.3 million loan on nonaccrual status that is for a 90-unit condominium construction project. This loan had been classified as a nonaccrual loan at December 31, 2003. The Company has participated on this construction project with other financial institutions and only has a portion of the total loan. The construction project has experienced substantial cost overruns and the principal borrowers have declared bankruptcy. The financial institutions as a group have begun foreclosure procedures to help remedy the situation.

         Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, and for the First State Bank of Round Lake, founded in 1949 with an additional two branches in Lake County, Illinois. Both banks serve the populations of northeastern Illinois and southeastern Wisconsin.

FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, difficulties in integrating the acquired operations, changes from estimated purchase accounting adjustments relating to the acquisition of Round Lake Bankcorp, Inc., difficulties in achieving anticipated cost savings


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


                                                     NSFC Press Release
                                                              April 21, 2004


related to the operation of the acquired banking offices or higher than expected costs related to the transaction, the potential for further deterioration in the credit quality of the Company's loan and lease portfolios, uncertainty regarding the Company's ability to ultimately recover on the surety bonds relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.


FOR ADDITIONAL INFORMATION, CONTACT:
         FRED ABDULA, CHAIRMAN OF THE BOARD, (847) 244-6000 EXT. 238
Websites: www.bankofwaukegan.com
          www.nsfc.net


                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)

         Quarter ended March 31,:             2004              2003
         ---------------------------         --------         ---------
         Net Income                          $  1,661          $  1,382
         Basic & Diluted Earnings Per Share  $    .39          $    .32
         Return on Average Assets                 .85%              .88%
         Return on Average Equity                8.60%             7.17%
         Efficiency Ratio                       57.98%            56.16%
         Yield on Interest Earning Assets        4.26%             4.69%
         Yield on Interest Bearing               1.46%             2.16%
           Liabilities
         Net Interest Spread                     2.80%             2.53%

                                             March 31,         Dec. 31,
                                             ---------         --------
                                               2004             2003
                                               ----             ----
         Total Assets                        $792,348          $689,619
         Loans and Leases                     429,940           358,226
         Deposits                             663,327           493,132
         Stockholders' Equity                  78,388            75,329
         Nonperforming Loans and Leases        21,761            19,650
         Nonperforming Loans and Leases
            To Loans and Leases                  5.06%             5.49%
         Book Value per Share                  $18.21            $17.50


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


                                                     NSFC Press Release
                                                              April 21, 2004





                      NORTHERN STATES FINANCIAL CORPORATION
                                DIVIDEND HISTORY


                                       June 1          December 1          Total
                                       -------         ----------          -----

                    1999               $  .35            $  .40            $ .75
                    2000                  .43               .47              .90
                    2001                  .48               .52             1.00
                    2002                  .53               .53             1.06
                    2003                  .54               .54             1.08
                    2004                  .55


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


                                                     NSFC Press Release
                                                              April 21, 2004

          NORTHERN STATES FINANCIAL CORPORATION
          -------------------------------------
          CONDENSED CONSOLIDATED BALANCE SHEETS
          -------------------------------------
          March 31, 2004 and December 31, 2003 (In thousands of dollars) (Unaudited)

                                                                  March 31,         December 31,
                                                                    2004                2003
             Assets                                            ----------------    ---------------
          Cash and due from banks                                  $ 18,466            $ 18,403
          Interest bearing deposits in financial institutions           117                 181
          Federal funds sold                                         52,994              20,000
                                                               ----------------    ---------------
               Total cash and cash equivalents                       71,577              38,584
          Securities available for sale                             262,692             280,445
          Loans and leases                                          429,940             358,226
          Less: Allowance for loan and lease losses                  (3,934)             (4,383)
                                                               ----------------    ---------------
             Loans, net                                             426,006             353,843
          Federal Home Loan Bank and Federal Reserve Bank stock       2,051               1,871
          Office buildings and equipment, net                         9,249               5,370
          Other real estate owned                                     3,766               3,766
          Goodwill                                                    9,317                   0
          Other intangible assets                                     3,130                   0
          Accrued interest receivable                                 3,477               3,429
          Other assets                                                1,083               2,311
                                                               ----------------    ---------------
               Total assets                                        $792,348            $689,619
                                                               ================    ===============
             Liabilities and Stockholders' Equity
          Liabilities
          Deposits
             Demand - noninterest bearing                          $ 57,169            $ 52,398
             Interest bearing                                       576,158             440,734
                                                               ----------------    ---------------
               Total deposits                                       633,327             493,132
          Securities sold under repurchase agreements
             and other short-term borrowings                         65,721              83,367
          Federal funds purchased                                         0              26,500
          Federal Home Loan Bank advances                             6,500               6,500
          Advances from borrowers for taxes and insurance             1,259                 535
          Accrued interest payable and other liabilities              7,153               4,256
                                                               ----------------    ---------------
               Total liabilities                                    713,960             614,290
          Stockholders' Equity
          Common stock                                                1,789               1,789
          Additional paid-in capital                                 11,584              11,584
          Retained earnings                                          68,494              66,833
          Accumulated other comprehensive income (loss), net            909                (489)
          Treasury stock, at cost                                    (4,388)             (4,388)
                                                               ----------------    ---------------
               Total stockholders' equity                            78,388              75,329
                                                               ----------------    ---------------
               Total liabilities and stockholders' equity          $792,348            $689,619
                                                               ================    ===============


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


                                                     NSFC Press Release
                                                              April 21, 2004

          NORTHERN STATES FINANCIAL CORPORATION
          -------------------------------------
          CONSOLIDATED STATEMENTS OF INCOME
          ---------------------------------
          Three Months March 31, 2004 and 2003
          (In thousands of dollars, except per share data)(Unaudited)

                                                                    2004                2003
                                                               ----------------    ---------------
          Interest income
             Loans (including fee income)                          $  5,651            $  5,232
             Securities
               Taxable                                                1,918               1,702
             Exempt from federal income tax                              97                  82
             Federal funds sold and other                                95                  19
                                                               --------------      --------------
               Total interest income                                  7,761               7,035
                                                               --------------      --------------
          Interest expense
             Time deposits                                            1,631               1,783
             Other deposits                                             377                 376
             Other borrowings                                           305                 546
                                                               --------------      --------------
               Total interest expense                                 2,313               2,705
                                                               --------------      --------------
          Net interest income                                         5,448               4,330
          Provision for loan and lease losses                           250                 130
                                                               --------------      --------------
          Net interest income after provision for
             loan and lease losses                                    5,198               4,200
                                                               --------------      --------------
          Noninterest income
             Service fees on deposits                                   619                 514
             Trust income                                               215                 157
             Mortgage banking income                                     18                 120
             Other operating income                                     214                 135
                                                               --------------      --------------
               Total noninterest income                               1,066                 926
                                                               --------------      --------------
          Noninterest expense
             Salaries and employee benefits                           2,116               1,700
             Occupancy and equipment, net                               465                 370
             Data processing                                            317                 133
             Legal                                                      168                 383
             Amortization of intangibles                                116                   0
             Other operating expenses                                   595                 366
                                                               --------------      --------------
               Total noninterest expense                              3,777               2,952
                                                               --------------      --------------
          Income before income taxes                                  2,487               2,174
          Provision for income taxes                                    826                 792
                                                               --------------      --------------
          Net income                                               $  1,661            $  1,382
                                                               ==============      ==============

          Basic earnings per share                                 $   0.39            $   0.32

          Diluted earnings per share                               $   0.39            $   0.32


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